Exhibit 99.1

M-tron Industries, Inc. Reports Strong Third Quarter 2024 Results with Revenue and Earnings per Share Above Expectations

•	Revenues increased 21.4%, or $2,326,000, to $13,214,000 for the three months ended September 30, 2024 from $10,888,000 for the three months ended September 30, 2023
•	Gross margin increased 500 basis points to 47.8% for the three months ended September 30, 2024 from 42.8% for the three months ended September 30, 2023
•	Net income per diluted share increased 42.1%, or $0.24, to $0.81 for the three months ended September 30, 2024 from $0.57 for the three months ended September 30, 2023
•	MtronPTI anticipates a strong performance in Q4 2024 and expects to exceed its prior guidance for FY 2024

ORLANDO, Florida (November 13, 2024) — M-tron Industries, Inc. (NYSE American: MPTI) ("MtronPTI" or the "Company"), a designer and manufacturer of highly-engineered electronic components and solutions used to control the frequency or timing of signals in electronic circuits, announced strong financial results for the three and nine months ended September 30, 2024.

"We are pleased to report continued strength in MtronPTI's sales and strong financial performance for Q3 2024," said Michael J. Ferrantino, Jr., MtronPTI Chief Executive Officer. "Our revenues continue to be driven by defense-related orders. With improved operating efficiencies, we have been able to make strategic investments in research and development to help drive future growth and still produce superior earnings per share."

"We expect revenues, new orders and earnings to remain strong and believe the Company will exceed expectations for FY 2024," continued Mr. Ferrantino.

Results from Operations

Third Quarter 2024

Net income was $2,267,000, or $0.81 per diluted share, for the three months ended September 30, 2024 compared with $1,586,000, or $0.57 per diluted share, for the three months ended September 30, 2023. The increase was primarily due to continued strong defense program product and solution shipments. Manufacturing cost of sales grew consistent with the growth in revenues. Higher Engineering, selling and administrative expenses resulted from increased investment in research and development, higher sales commissions related to an increase in revenues, and an increase in administrative and corporate expenses consistent with the overall growth in the business.

Gross margin was 47.8% for the three months ended September 30, 2024 compared with 42.8% for the three months ended September 30, 2023. The increase was primarily due to higher revenues, improved production efficiencies due to previous investments, and an improved product mix to higher margin products.

Adjusted EBITDA was $3,300,000 for the three months ended September 30, 2024 compared with $2,336,000 for the three months ended September 30, 2023. The increase was primarily due to improved gross margins; continued containment of operating expenses other than strategic investments in research and development, resulting in higher income before taxes; higher depreciation; and higher stock-based compensation partially offset by higher interest income.

Fiscal Year to Date 2024

Net income was $5,497,000, or $1.97 per diluted share, for the nine months ended September 30, 2024 compared with $3,416,000, or $1.25 per diluted share, for the nine months ended September 30, 2023. The increase was primarily due to higher sales related to strong defense program product shipments partially offset by higher Manufacturing cost of sales consistent with the growth in revenues as well as higher Engineering, selling and administrative expenses related to increased investment in research and development, higher sales commissions related to an increase in revenues, and an increase in administrative and corporate expenses to support the growth in revenues.

Gross margin was 45.8% for the nine months ended September 30, 2024 compared with 39.7% for the nine months ended September 30, 2023. The increase was primarily due to higher revenues, improved production efficiencies, and a higher margin product mix.

Adjusted EBITDA was $8,085,000 for the nine months ended September 30, 2024 compared with $5,295,000 for the nine months ended September 30, 2023. The increase was primarily due to higher gross margins and continued containment of operating expenses, resulting in higher income before income taxes; higher depreciation; and higher stock-based compensation partially offset by higher interest income.

Backlog

Backlog was $39,763,000 as of September 30, 2024 compared to $47,831,000 as of December 31, 2023 and $50,280,000 as of September 30, 2023. The decrease in Backlog from December 31, 2023 reflects the continued strategy and focus on securing large, long duration program-centric business, which can materially affect backlog due to the timing and size of these orders.

Improved 2024 Outlook

With the continued momentum in defense-related sales, and the acceleration in production and shipments during the first half of 2024, MtronPTI management raised the outlook for fiscal year 2024, increasing revenues to a range of $46.0 million to $48.0 million from a previous range of $43.0 million to $45.0 million. MtronPTI has good visibility for the remaining quarter of 2024 and expects to exceed the prior revenue guidance and achieve an EBITDA margin in the 19% to 21% range.

Earnings Call

Management, including Mr. Ferrantino and Cameron Pforr, Chief Financial Officer, will host a conference call with the investment community on Thursday, November 14, 2024, to discuss the Company's third quarter 2024 results and to respond to investor questions.

The call will begin at 10:30 a.m. Eastern Time (U.S. and Canada) on Thursday November 14, 2024, and can be accessed using the dial-in details below:

Toll-Free Dial-in Number:	(800) 715-9871
Toll Dial-in Number:	+1 (646) 307-1963
Conference ID:	1795619

An archive will be available after the call on the Investor Relations section of MtronPTI’s website at ir.mtronpti.com, along with MtronPTI’s earnings release.

M-tron Industries, Inc.

Quarterly Summary

(Unaudited)

	2022				2023				2024
(in thousands)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Revenues	$7,691	$7,064	$8,417	$8,673	$9,367	$10,140	$10,888	$10,773	$11,185	$11,808	$13,214
Y/Y					21.8%	43.5%	29.4%	24.2%	19.4%	16.4%	21.4%
Y/2Y									45.4%	67.2%	57.0%

Gross margin	37.3%	37.5%	32.4%	35.7%	34.1%	41.6%	42.8%	43.6%	42.7%	46.6%	47.8%
Y/Y					-8.6%	10.9%	32.1%	22.1%	25.2%	12.0%	11.7%
Y/2Y (a)									14.5%	24.3%	47.5%

Net income (b)	$619	$486	$503	$190	$553	$1,277	$1,586	$73	$1,486	$1,744	$2,267
Y/Y					-10.7%	162.8%	215.3%	-61.6%	168.7%	36.6%	42.9%
Y/2Y (a)									140.1%	258.8%	350.7%

Adjusted EBITDA (c)	$1,177	$841	$876	$1,114	$1,028	$1,931	$2,336	$2,397	$2,262	$2,523	$3,300
Y/Y					-12.7%	129.6%	166.7%	115.2%	120.0%	30.7%	41.3%
Y/2Y (a)									92.2%	200.0%	276.7%
(a)	Year over 2 years
(b)	Q1 2022 - Q3 2022 do not include any public company costs as these periods were pre-IPO.
(c)	A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided at the end of this press release.

M-tron Industries, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2024	2023	2024	2023
Revenues	$13,214	$10,888	$36,207	$30,395
Costs and expenses:
Manufacturing cost of sales	6,904	6,230	19,617	18,322
Engineering, selling and administrative	3,389	2,625	9,773	7,714
Total costs and expenses	10,293	8,855	29,390	26,036
Operating income	2,921	2,033	6,817	4,359
Other income (expense):
Interest income (expense), net	63	1	139	(6)
Other (expense) income, net	24	12	61	(6)
Total other income (expense), net	87	13	200	(12)
Income before income taxes	3,008	2,046	7,017	4,347
Income tax expense	741	460	1,520	931
Net income	$2,267	$1,586	$5,497	$3,416

Income per common share:
Basic	$0.82	$0.59	$2.01	$1.27
Diluted	$0.81	$0.57	$1.97	$1.25

Weighted average shares outstanding:
Basic	2,751,924	2,703,840	2,729,803	2,693,400
Diluted	2,800,820	2,759,780	2,788,046	2,739,819

M-tron Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)	September 30, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$8,490	$3,913
Accounts receivable, net of reserves of $147, and $141, respectively	6,058	4,802
Inventories, net	9,553	8,884
Prepaid expenses and other current assets	555	588
Total current assets	24,656	18,187
Property, plant and equipment, net	4,887	4,131
Right-of-use lease asset	32	97
Intangible assets, net	40	45
Deferred income tax asset	1,894	1,835
Other assets	7	10
Total assets	$31,516	$24,305

Liabilities:
Total current liabilities	5,287	4,384
Non-current liabilities	9	26
Total liabilities	5,296	4,410

Total stockholders' equity	26,220	19,895
Total liabilities and stockholders' equity	$31,516	$24,305

Non-GAAP Financial Measures

Throughout this press release, including the results from operations, the Company presents its financial condition and results of operations in the way it believes will be most meaningful and representative of its business results. Some of the measurements the Company uses are "Non-GAAP financial measures" under SEC rules and regulations. The non-GAAP financial measures the Company presents are listed below and may not be comparable to similarly-named measures reported by other companies. the reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G are included within the relevant tables attached to this press release. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

The Company uses the following operating performance measure because the Company believes it provides both management and investors with a more complete understanding of the underlying operational results and trends and our marketplace performance

Adjusted EBITDA is derived by excluding the items set forth below from Income before income taxes. Excluded items include the following:

•	Interest income
•	Interest expense
•	Depreciation
•	Amortization
•	Non-cash stock-based compensation
•	Other discrete items that might have a significant impact on comparable GAAP measures and could distort the evaluation of our normal operating performance

Reconciliation of GAAP Income Before Income Taxes to Non-GAAP Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2024	2023	2024	2023
Income before income taxes	$3,008	$2,046	$7,017	$4,347
Adjustments:
Interest expense (income)	(63)	(1)	(139)	6
Depreciation	278	192	717	577
Amortization	—	13	5	40
Total adjustments	215	204	583	623
EBITDA	3,223	2,250	7,600	4,970
Non-cash stock compensation	77	86	485	297
Excess Spin-off costs	—	—	—	28
Adjusted EBITDA	$3,300	$2,336	$8,085	$5,295

Adjusted EBITDA per common share:
Basic	$1.20	$0.86	$2.96	$1.97
Diluted	$1.18	$0.85	$2.90	$1.93

Weighted average shares outstanding:
Basic	2,751,924	2,703,840	2,729,803	2,693,400
Diluted	2,800,820	2,759,780	2,788,046	2,739,819

The following table is a reconciliation of Adjusted EBITDA to Income before income taxes:

	2022				2023				2024
(in thousands)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Revenues	$7,691	$7,064	$8,417	$8,673	$9,367	$10,140	$10,888	$10,773	$11,185	$11,808	$13,214

Income before income taxes	$794	$592	$614	$595	$719	$1,582	$2,046	$53	$1,863	$2,146	$3,008
Adjustments:
Interest expense (income)	3	2	1	5	2	5	(1)	(13)	(32)	(44)	(63)
Depreciation	148	165	173	185	195	190	192	220	219	220	278
Amortization	13	14	13	14	13	14	13	13	5	—	—
Total adjustments	164	181	187	204	210	209	204	220	192	176	215
EBITDA	958	773	801	799	929	1,791	2,250	273	2,055	2,322	3,223
Non-cash stock compensation	219	68	75	96	71	140	86	2,124	207	201	77
Excess Spin-off costs	—	—	—	219	28	—	—	—	—	—	—
Adjusted EBITDA	$1,177	$841	$876	$1,114	$1,028	$1,931	$2,336	$2,397	$2,262	$2,523	$3,300

Adjusted EBITDA margin	15.3%	11.9%	10.4%	12.8%	11.0%	19.0%	21.5%	22.3%	20.2%	21.4%	25.0%

About MtronPTI

M-tron Industries, Inc. (NYSE American: MPTI) was originally founded in 1965 and designs, manufactures and markets highly engineered, high reliability frequency and spectrum control products and solutions. As an engineering-centric company, MtronPTI provides close support to its customers throughout our products’ entire life cycle, including product design, prototyping, production and subsequent product upgrades. MtronPTI has design and manufacturing facilities in Orlando, Florida and Yankton, South Dakota, a sales office in Hong Kong, and a manufacturing facility in Noida, India. For more information, visit www.mtronpti.com.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to MtronPTI, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by MtronPTI with the Securities and Exchange Commission ("SEC"), including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K as filed with the SEC on March 25, 2024. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. MtronPTI undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For further information, please contact:

M-tron Industries, Inc. Investor Relations:

Cameron Pforr

Chief Financial Officer

ir@mtronpti.com